Filed Pursuant to Rule 433
                                                     Registration No. 333-125593

--------------------------------------------------------------------------------
MORGAN STANLEY                                                February 8th, 2006
Securitized Products Group
                             [Morgan Stanley logo]
--------------------------------------------------------------------------------

                                   Term Sheet

                                 $1,167,178,000
                                  Approximately

                          Morgan Stanley Capital I Inc.
                                 Series 2006-HE1

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/ 762153/000091412105001270/0000914121-05-001270.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
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--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                February 8th, 2006
Securitized Products Group
                             [Morgan Stanley logo]
--------------------------------------------------------------------------------

                          Approximately $1,167,178,000
                  Morgan Stanley Capital I Inc. Series 2006-HE1

                          Morgan Stanley Capital I Inc.
                                    Depositor

                            JPMorgan Chase Bank, N.A.
                                    Servicer

                             Transaction Highlights
                             ----------------------


                                                                          Modified
                                      Expected Ratings                   Duration To    Payment Window       Initial
Offered                                    (S&P/          Avg Life to    Call(1) 3) /     To Call(1)/    Subordination
Classes  Description   Balance(4)     Fitch / Moody's)   Call(1)/Mty(2)   Mty (2)(3)        Mty(2)            Level       Benchmark
------------------------------------------------------------------------------------------------------------------------------------
  A-1      Floater    490,920,000       AAA/AAA/Aaa       0.80 / 0.80    0.78 / 0.78     1 - 20 / 1 - 20      21.15%     1 Mo. LIBOR
  A-2      Floater    135,080,000       AAA/AAA/Aaa       2.00 / 2.00    1.90 / 1.90   20 - 28 / 20 - 28      21.15%     1 Mo. LIBOR
  A-3      Floater    207,750,000       AAA/AAA/Aaa       3.50 / 3.50    3.19 / 3.19   28 - 66 / 28 - 66      21.15%     1 Mo. LIBOR
  A-4      Floater    123,421,000       AAA/AAA/Aaa       6.89 / 8.48    5.80 / 6.79  66 - 88 / 66 - 191      21.15%     1 Mo. LIBOR
  M-1      Floater     42,487,000       AA+/AA+/Aa1       5.03 / 5.57    4.38 / 4.71  43 - 88 / 43 - 167      17.65%     1 Mo. LIBOR
  M-2      Floater     40,059,000        AA/AA/Aa2        4.97 / 5.49    4.33 / 4.65  41 - 88 / 41 - 161      14.35%     1 Mo. LIBOR
  M-3      Floater     23,064,000        AA/AA/Aa3        4.94 / 5.44    4.29 / 4.61  40 - 88 / 40 - 153      12.45%     1 Mo. LIBOR
  M-4      Floater     20,637,000        AA-/AA-/A1       4.92 / 5.40    4.26 / 4.57  40 - 88 / 40 - 148      10.75%     1 Mo. LIBOR
  M-5      Floater     20,030,000         A+/A+/A2        4.90 / 5.36    4.24 / 4.53  39 - 88 / 39 - 142       9.10%     1 Mo. LIBOR
  M-6      Floater     17,602,000         A+/A/A3         4.90 / 5.33    4.23 / 4.50  38 - 88 / 38 - 136       7.65%     1 Mo. LIBOR
  B-1      Floater     17,601,000       A/BBB+/Baa1       4.88 / 5.27    4.14 / 4.37  38 - 88 / 38 - 129       6.20%     1 Mo. LIBOR
  B-2      Floater     16,388,000       A-/BBB/Baa2       4.88 / 5.21    4.11 / 4.31  38 - 88 / 38 - 122       4.85%     1 Mo. LIBOR
  B-3      Floater     12,139,000      BBB+/BBB-/Baa3     4.87 / 5.13    4.02 / 4.17  37 - 88 / 37 - 112       3.85%     1 Mo. LIBOR


Notes:      (1)   Certificates are priced to the 10% optional clean-up call.
------      (2)   Based on the pricing prepayment speed. See details below.
            (3)   Assumes pricing at par.
            (4)   Bond sizes subject to a variance of plus or minus 5%.

Issuer:                             Morgan Stanley Capital I Inc. Trust
                                    2006-HE1.

Depositor:                          Morgan Stanley Capital I Inc.

Originators:                        WMC Mortgage Corp. (77.71%) and Decision One
                                    Mortgage Company, LLC (22.29%)

Servicer:                           JPMorgan Chase Bank, N.A.

Swap Counterparty:                  Morgan Stanley Capital Services Inc.

Trustee and Swap Administrator:     Wells Fargo Bank, N.A.

Managers:                           Morgan Stanley (lead manager), J.P. Morgan
                                    Securities Inc.. (Co-manager)

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Rating Agencies:                    Standard & Poor's, Moody's Investors Service
                                    and Fitch Ratings.

Offered Certificates:               The Class A, M, and B Certificates.

Class A Certificates:               The Class A-1, A-2, A-3 and A-4
                                    Certificates.

Class M Certificates:               The Class M-1, M-2, M-3, M-4, M-5, and M-6
                                    Certificates.

Class B Certificates:               The Class B-1, B-2 and B-3 Certificates.

Expected Closing Date:              February 28, 2006 through DTC and Euroclear
                                    or Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                       February 1, 2006

Distribution Dates:                 The 25th of each month, or if such day is
                                    not a business day, on the next business day, beginning March 27, 2006.

Final Scheduled Distribution        For all Offered Certificates, the
Date:                               Distribution Date occurring in January 2036.


Minimum Denomination:               The Offered Certificates will be issued and
                                    available in denominations of $25,000
                                    initial principal balance and integral
                                    multiples of $1 in excess of $25,000.

Due Period:                         For any Distribution Date, the calendar
                                    month preceding the month in which that
                                    Distribution Date occurs.

Interest Accrual Period:            The interest accrual period for the Offered
                                    Certificates with respect to any
                                    Distribution Date will be the period
                                    beginning with the previous Distribution
                                    Date (or, in the case of the first
                                    Distribution Date, the Closing Date) and ending on the day prior to the current
                                    Distribution Date (on an actual/360 day
                                    count basis).

The Mortgage Loans:                 The Trust will consist of approximately
                                    $1,213.9 million of adjustable and fixed rate sub-prime residential, first-lien and second-lien mortgage loans.

Pricing Prepayment Speed:           o     Fixed Rate Mortgage Loans: CPR
                                          starting at approximately 4% CPR in
                                          month 1 and increasing to 23% CPR in
                                          month 16 (19%/15 increase for each
                                          month), and remaining at 23% CPR
                                          thereafter

                                    o     ARM Mortgage Loans: 28% CPR

Credit Enhancement:                 The Offered Certificates are credit enhanced
                                    by:

                                    1)    Net monthly excess cashflow from the
                                          Mortgage Loans after taking into
                                          account certain payments received or
                                          paid by the trust pursuant to the
                                          interest rate swap agreement,

                                    2)    3.85% overcollateralization (funded
                                          upfront). On and after the Step-down
                                          Date, so long as a Trigger Event is
                                          not in effect, the required
                                          overcollateralization will equal 7.70%
                                          of the aggregate principal balance of
                                          the Mortgage Loans as of the last day
                                          of the applicable Due Period, subject
                                          to a 0.50% floor, based on the
                                          aggregate principal balance of the
                                          Mortgage Loans as of the cut-off date,
                                          and

                                    3)    Subordination of distributions on the
                                          more subordinate classes of
                                          certificates (if applicable) to the
                                          required distributions on the more
                                          senior classes of certificates.

Senior Enhancement Percentage:      For any Distribution Date, the percentage
                                    obtained by dividing (x) the aggregate
                                    Certificate Principal Balance of the
                                    subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal
                                    Distribution Amount and all payments of
                                    principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Step-down Date:                     The later to occur of:

                                    (x)   The earlier of:

                                          (a)   The Distribution Date occurring
                                                in March 2009; and

                                          (b)   The Distribution Date on which
                                                the aggregate balance of the
                                                Class A Certificates is reduced
                                                to zero; and

                                    (y)   The first Distribution Date on which
                                          the Senior Enhancement Percentage
                                          (calculated for this purpose only
                                          after taking into account payments of
                                          principal on the Mortgage Loans on the
                                          last day of the related Due Period but
                                          prior to principal distributions to
                                          the certificates on the applicable
                                          Distribution Date) is greater than or
                                          equal to approximately 42.30%.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Trigger Event:                      Either a Delinquency Trigger Event or a
                                    Cumulative Loss Trigger Event.

Delinquency Trigger Event:          A Delinquency Trigger Event is in effect on
                                    any Distribution Date if on that
                                    Distribution Date the 60 Day+ Rolling
                                    Average (the rolling 3 month average
                                    percentage of Mortgage Loans that are 60 or more days delinquent) equals or exceeds a given percentage of the prior period's
                                    Enhancement Percentage to the bond specified below:

                                    Class A Certificates remain outstanding   37.82% of the Senior Enhancement Percentage

                                    On and after Class A pays off             45.32% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger Event:      A Cumulative Loss Trigger Event is in effect
                                    on any Distribution Date if the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                                    Months 25- 36           1.400% for the first month, plus an additional 1/12th of 1.700% for each month thereafter (e.g., 2.250% in Month 31)

                                    Months 37- 48           3.100% for the first month, plus an additional 1/12th of 1.750% for each month thereafter (e.g., 3.975% in Month 43)

                                    Months 49- 60           4.850% for the first month, plus an additional 1/12th of 1.400% for each month thereafter (e.g., 5.550% in Month 55)

                                    Months 61- 72           6.250% for the first month, plus an additional 1/12th of 0.750% for each month thereafter (e.g., 6.625% in Month 67)

                                    Months 73- thereafter   7.000%

Initial Subordination               Class A:                21.15%
Percentage:                         Class M-1:              17.65%
                                    Class M-2:              14.35%
                                    Class M-3:              12.45%
                                    Class M-4:              10.75%
                                    Class M-5:               9.10%
                                    Class M-6:               7.65%
                                    Class B-1:               6.20%
                                    Class B-2:               4.85%
                                    Class B-3:               3.85%

Optional Clean-up Call:             When the current aggregate principal balance
                                    of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

Step-up Coupons:                    For all Offered Certificates the coupon will
                                    increase after the optional clean-up call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first distribution date on which the Optional
                                    Clean-up Call is exercisable.

Class A Certificates                The Class A-1, A-2, A-3 and A-4 Certificates
Pass-Through Rate:                  will accrue interest at a variable rate
                                    equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional
                                    Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1 Pass-Through Rate:        The Class M-1 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate:        The Class M-2 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 4
--------------------------------------------------------------------------------

Class M-3 Pass-Through Rate:        The Class M-3 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate:        The Class M-4 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate:        The Class M-5 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate:        The Class M-6 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate:        The Class B-1 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate:        The Class B-2 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate:        The Class B-3 Certificates will accrue
                                    interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps
                                    ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:                  For any Distribution Date, a fraction, the
                                    numerator of which is any Net Swap Payment or swap termination payment owed to the Swap
                                    Counterparty for such Distribution Date and the denominator of which is the Stated
                                    Principal Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Class A Basis Risk Carry            As to any Distribution Date, the
Forward Amount:                     supplemental interest amount for each of the
                                    Class A Certificates will equal the sum of:

                                    (i)   The excess, if any, of interest that
                                          would otherwise be due on such
                                          Certificates at the Class A
                                          Certificates Pass-Through Rate
                                          (without regard to the WAC Cap) over
                                          interest due such Certificates at a
                                          rate equal to the WAC Cap;

                                    (ii)  Any Class A Basis Risk Carry Forward
                                          Amount remaining unpaid from prior
                                          Distribution Dates; and

                                    (iii) Interest on the amount in clause (ii)
                                          at the related Class A Certificates
                                          Pass-Through Rate (without regard to
                                          the WAC Cap).

Class M-1, M-2, M-3,                As to any Distribution Date, the
M-4, M-5, M-6, B-1, B-2             supplemental interest amount for each of the
and B-3 Basis Risk Carry            Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2
Forward Amounts:                    and B-3 Certificates will equal the sum of:

                                    (i)   The excess, if any, of interest that
                                          would otherwise be due on such
                                          Certificates at such Certificates'
                                          applicable Pass-Through Rate (without
                                          regard to the WAC Cap) over interest
                                          due such Certificates at a rate equal
                                          to the WAC Cap;

                                    (ii)  Any Basis Risk Carry Forward Amount
                                          for such class remaining unpaid for
                                          such Certificate from prior
                                          Distribution Dates; and

                                    (iii) Interest on the amount in clause (ii)
                                          at the Certificates' applicable
                                          Pass-Through Rate (without regard to
                                          the WAC Cap).

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 5
--------------------------------------------------------------------------------

Interest Distributions on           On each Distribution Date and after payments
Offered Certificates:               of servicing, trustee and custodian fees and
                                    other expenses, including any Net Swap
                                    Payments and any swap termination payment owed to the Swap Counterparty, interest distributions from the Interest Remittance
                                    Amount will be allocated as follows:

                                    (i)   Concurrently to the Class A
                                          Certificates, their Accrued
                                          Certificate Interest and any unpaid
                                          Accrued Certificate Interest from
                                          prior Distribution Dates, pro rata,
                                          based upon their respective
                                          entitlements to such amounts;

                                    (ii)  To the Class M-1 Certificates, its
                                          Accrued Certificate Interest;

                                    (iii) To the Class M-2 Certificates, its
                                          Accrued Certificate Interest;

                                    (iv)  To the Class M-3 Certificates, its
                                          Accrued Certificate Interest;

                                    (v)   To the Class M-4 Certificates, its
                                          Accrued Certificate Interest;

                                    (vi)  To the Class M-5 Certificates, its
                                          Accrued Certificate Interest;

                                    (vii) To the Class M-6 Certificates, its
                                          Accrued Certificate Interest;

                                    (viii)To the Class B-1 Certificates, its
                                          Accrued Certificate Interest;

                                    (ix)  To the Class B-2 Certificates, its
                                          Accrued Certificate Interest; and

                                    (x)   To the Class B-3 Certificates, its
                                          Accrued Certificate Interest.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 6
--------------------------------------------------------------------------------

Principal Distributions on          On each Distribution Date (a) prior to the
Offered Certificates:               Stepdown Date or (b) on which a Trigger
                                    Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                    (i)   to cover any Net Swap Payments and any
                                          swap termination payments due to the
                                          Swap Counterparty; including, without
                                          limitation, any Senior Defaulted Swap
                                          Termination Payment but not including
                                          any other swap termination payment due
                                          to a default on the part of the Swap
                                          Counterparty;

                                    (ii)  to the Class A Certificates, allocated
                                          between the Class A Certificates as
                                          described below, until the Certificate
                                          Principal Balances have been reduced
                                          to zero;

                                    (iii) to the Class M-1 Certificates, until
                                          the Certificate Principal Balance has
                                          been reduced to zero;

                                    (iv)  to the Class M-2 Certificates, until
                                          the Certificate Principal Balance has
                                          been reduced to zero;

                                    (v)   to the Class M-3 Certificates, until
                                          the Certificate Principal Balance has
                                          been reduced to zero;

                                    (vi)  to the Class M-4 Certificates, until
                                          the Certificate Principal Balance has
                                          been reduced to zero;

                                    (vii) to the Class M-5 Certificates, until
                                          the Certificate Principal Balance has
                                          been reduced to zero;

                                    (viii)to the Class M-6 Certificates, until
                                          the Certificate Principal Balance has
                                          been reduced to zero;

                                    (ix)  to the Class B-1 Certificates, until
                                          the Certificate Principal Balance has
                                          been reduced to zero;

                                    (x)   to the Class B-2 Certificates, until
                                          the Certificate Principal Balance has
                                          been reduced to zero; and

                                    (xi)  to the Class B-3 Certificates, until
                                          the Certificate Principal Balance has
                                          been reduced to zero.

                                    On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                                    (i)   to cover any Net Swap Payment and any
                                          swap termination payments due to the
                                          Swap Counterparty including, without
                                          limitation, any Senior Defaulted Swap
                                          Termination Payment but not including
                                          any other swap termination payment due
                                          to a default on the part of the Swap
                                          Counterparty;

                                    (ii)  to the Class A Certificates, the
                                          lesser of the Principal Distribution
                                          Amount and the Class A Principal
                                          Distribution Amount, allocated between
                                          the Class A Certificates as described
                                          below, until the Certificate Principal
                                          Balances thereof have been reduced to
                                          zero;

                                    (iii) to the Class M-1 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-1
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;

                                    (iv)  to the Class M-2 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-2
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;

                                    (v)   to the Class M-3 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-3
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;

                                    (vi)  to the Class M-4 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-4
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;

                                    (vii) to the Class M-5 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-5
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;

                                    (viii)to the Class M-6 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class M-6
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;

                                    (ix)  to the Class B-1 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class B-1
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero;

                                    (x)   to the Class B-2 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class B-2
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero; and

                                    (xi)  to the Class B-3 Certificates, the
                                          lesser of the remaining Principal
                                          Distribution Amount and the Class B-3
                                          Principal Distribution Amount, until
                                          the Certificate Principal Balance
                                          thereof has been reduced to zero.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 7
--------------------------------------------------------------------------------

Class A Principal Allocation:       Any principal distributions allocated to the
                                    Class A Certificates are required to be
                                    distributed first, to the Class A-1
                                    Certificates, until their Class Certificate
                                    Balance has been reduced to zero, second, to the Class A-2 Certificates, until their Class Certificate Balance has been reduced to zero, third, to the Class A-3
                                    Certificates, until their Class Certificate
                                    Balance has been reduced to zero, and
                                    fourth, to the Class A-4 Certificates, until their Class Certificate Balance has been reduced to zero.

                                    Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata based upon their respective Certificate Principal Balances.

Swap Payment Allocation:            For a given Class of Certificates
                                    outstanding, a pro rata share of the Net
                                    Swap Payment owed by the Swap Counterparty
                                    (if any), based on the outstanding
                                    Certificate Balance of that Class.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 8
--------------------------------------------------------------------------------

Swap Payment Priority:              All payments due under the swap agreement
                                    and any swap termination payment pursuant to the swap agreement will be deposited into the Swap Account, and allocated in the following order of priority:

                                    (i)   to pay any Net Swap Payment owed to
                                          the Swap Counterparty pursuant to the
                                          swap agreement;

                                    (ii)  to pay any swap termination payment to
                                          the Swap Counterparty, including,
                                          without limitation, any Senior
                                          Defaulted Swap Termination Payment but
                                          not including any other swap
                                          termination payment due to a default
                                          on the part of the Swap Provider;

                                    (iii) to the Class A-1, A-2, A-3 and A-4
                                          Certificates, Current Interest and
                                          Carryforward Interest, on a pro rata
                                          basis, to the extent not yet paid;

                                    (iv)  to the Class M-1, M-2, M-3, M-4, M-5,
                                          M-6, B-1, B-2 and B-3 Certificates,
                                          Current Interest and Carryforward
                                          Interest, sequentially and in that
                                          order, to the extent not yet paid;

                                    (v)   to be paid as principal, in accordance
                                          with the principal distribution rules
                                          in effect for such Distribution Date,
                                          as needed to maintain the
                                          Overcollateralization Target;

                                    (vi)  concurrently, to the Class A-1, A-2,
                                          A-3 and A-4 Certificates, any Basis
                                          Risk Carry Forward Amount for such
                                          Class up to the respective Swap
                                          Payment Allocation, to the extent not
                                          yet paid;

                                    (vii) sequentially, to the Class M-1, M-2,
                                          M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                          Certificates, any Basis Risk Carry
                                          Forward Amount for such Class up to
                                          the respective Swap Payment
                                          Allocation, to the extent not yet
                                          paid;

                                    (viii)concurrently to Class A Certificates,
                                          Class M Certificates, and Class B
                                          Certificates, any unpaid Basis Risk
                                          Carryforward Amount, pro rata based on
                                          need;

                                    (ix)  sequentially to the Class M-1, M-2,
                                          M-3, M-4, M-5, M-6, B-1, B-2, and B-3
                                          Certificates the allocated
                                          unreimbursed realized loss amount, to
                                          the extent not yet paid;

                                    (x)   to pay any swap termination payment to
                                          the Swap Counterparty, to the extent
                                          the termination is due to a default on
                                          the part of the Swap Counterparty; and

                                    (xi)  all remaining amounts to the holder of
                                          the Class X Certificates.

                                    In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, and the Trustee shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payments over the payment by the Trust to certificateholders, the servicer, any originator, the Trustee or any other person.

                                    Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted Swap               As of any date, the lesser of (i) any
Termination Payment:                payments received by the Trust as a result
                                    of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap
                                    Provider.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 9
--------------------------------------------------------------------------------

Allocation of Net Monthly           For any Distribution Date, any Net Monthly
Excess Cashflow:                    Excess Cashflow shall be paid as follows:

                                    (i)   to the Class M-1 Certificates, the
                                          unpaid interest shortfall amount;

                                    (ii)  to the Class M-1 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;

                                    (iii) to the Class M-2 Certificates, the
                                          unpaid interest shortfall amount;

                                    (iv)  to the Class M-2 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;

                                    (v)   to the Class M-3 Certificates, the
                                          unpaid interest shortfall amount;

                                    (vi)  to the Class M-3 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;

                                    (vii) to the Class M-4 Certificates, the
                                          unpaid interest shortfall amount;

                                    (viii)to the Class M-4 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;

                                    (ix)  to the Class M-5 Certificates, the
                                          unpaid interest shortfall amount;

                                    (x)   to the Class M-5 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;

                                    (xi)  to the Class M-6 Certificates, the
                                          unpaid interest shortfall amount;

                                    (xii) to the Class M-6 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;

                                    (xiii)to the Class B-1 Certificates, the
                                          unpaid interest shortfall amount;

                                    (xiv) to the Class B-1 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;

                                    (xv)  to the Class B-2 Certificates, the
                                          unpaid interest shortfall amount;

                                    (xvi) to the Class B-2 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;

                                    (xvii)to the Class B-3 Certificates, the
                                          unpaid interest shortfall amount;

                                    (xviii)to the Class B-3 Certificates, the
                                          allocated unreimbursed realized loss
                                          amount;

                                    (xix) concurrently, to the Class A
                                          Certificates, pro rata, any Basis Risk
                                          Carry Forward Amount for the Class A
                                          Certificates; and

                                    (xx)  sequentially, to Classes M-1, M-2,
                                          M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                          Certificates, in such order, any Basis
                                          Risk Carry Forward Amount for such
                                          classes.

Interest Remittance Amount:         For any Distribution Date, the portion of
                                    available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:       For any Distribution Date and each class of
                                    Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil
                                    Relief Act or similar state law allocated to such class.

Principal Distribution Amount:      On any Distribution Date, the sum of (i) the
                                    Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution        On any Distribution Date, the excess of (i)
Amount:                             the aggregate principal remittance amount
                                    over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:        For any Distribution Date is the amount of
                                    funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal Distribution        For any Distribution Date, the lesser of (i)
Amount:                             the excess of (x) interest collected or
                                    advanced with respect to the Mortgage Loans with due dates in the related Due Period
                                    (less servicing and trustee fees and
                                    expenses), over (y) the sum of interest
                                    payable on the Certificates on such
                                    Distribution Date and (ii) the
                                    overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:         For any Distribution Date, means the excess,
                                    if any of (i) the overcollateralization and
                                    (ii) the required overcollateralization for such Distribution Date.

Class A Principal Distribution      For any Distribution Date, an amount equal
Amount:                             to the excess of (x) the aggregate
                                    Certificate Principal Balance of the Class A
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of
                                    (A) the product of (i) approximately 57.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,069,573.

Class M-1 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date) and (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                    (i) approximately 64.70% and (ii) the
                                    aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period over $6,069,573.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 10
--------------------------------------------------------------------------------

Class M-2 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date) and (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 71.30% and
                                    (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,069,573.

Class M-3 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date), (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (iv) the Certificate Principal
                                    Balance of the Class M-3 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                    (i) approximately 75.10% and (ii) the
                                    aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period over $6,069,573.

Class M-4 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date), (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Certificate Principal
                                    Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                    M-3 Principal Distribution Amount on such
                                    Distribution Date) and (v) the Certificate
                                    Principal Balance of the Class M-4
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.50% and
                                    (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,069,573.

Class M-5 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date), (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Certificate Principal
                                    Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                    M-3 Principal Distribution Amount on such
                                    Distribution Date), (v) the Certificate
                                    Principal Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (vi) the Certificate Principal
                                    Balance of the Class M-5 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                    (i) approximately 81.80% and (ii) the
                                    aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period over $6,069,573.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 11
--------------------------------------------------------------------------------

Class M-6 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date), (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Certificate Principal
                                    Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                    M-3 Principal Distribution Amount on such
                                    Distribution Date), (v) the Certificate
                                    Principal Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Certificate Principal
                                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                    M-5 Principal Distribution Amount on such
                                    Distribution Date) and (vii) the Certificate
                                    Principal Balance of the Class M-6
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.70% and
                                    (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,069,573.

Class B-1 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date), (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Certificate Principal
                                    Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                    M-3 Principal Distribution Amount on such
                                    Distribution Date), (v) the Certificate
                                    Principal Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Certificate Principal
                                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                    M-5 Principal Distribution Amount on such
                                    Distribution Date), (vii) the Certificate
                                    Principal Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (viii) the Certificate Principal
                                    Balance of the Class B-1 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                    (i) approximately 87.60% and (ii) the
                                    aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period over $6,069,573.

Class B-2 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date), (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Certificate Principal
                                    Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                    M-3 Principal Distribution Amount on such
                                    Distribution Date), (v) the Certificate
                                    Principal Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Certificate Principal
                                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                    M-5 Principal Distribution Amount on such
                                    Distribution Date), (vii) the Certificate
                                    Principal Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date), (viii) the Certificate Principal
                                    Balance of the Class B-1 Certificates (after taking into account the payment of the Class
                                    B-1 Principal Distribution Amount on such
                                    Distribution Date) and (ix) the Certificate
                                    Principal Balance of the Class B-2
                                    Certificates immediately prior to such
                                    Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.30% and
                                    (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,069,573.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 12
--------------------------------------------------------------------------------

Class B-3 Principal                 For any Distribution Date, an amount equal
Distribution Amount:                to the excess of (x) the sum of (i) the
                                    aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Certificate Principal
                                    Balance of the Class M-1 Certificates (after taking into account the payment of the Class
                                    M-1 Principal Distribution Amount on such
                                    Distribution Date), (iii) the Certificate
                                    Principal Balance of the Class M-2
                                    Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Certificate Principal
                                    Balance of the Class M-3 Certificates (after taking into account the payment of the Class
                                    M-3 Principal Distribution Amount on such
                                    Distribution Date), (v) the Certificate
                                    Principal Balance of the Class M-4
                                    Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date), (vi) the Certificate Principal
                                    Balance of the Class M-5 Certificates (after taking into account the payment of the Class
                                    M-5 Principal Distribution Amount on such
                                    Distribution Date), (vii) the Certificate
                                    Principal Balance of the Class M-6
                                    Certificates (after taking into account the payment of the Class M-6 Principal
                                    Distribution Amount on such Distribution
                                    Date), (viii) the Certificate Principal
                                    Balance of the Class B-1 Certificates (after taking into account the payment of the Class
                                    B-1 Principal Distribution Amount on such
                                    Distribution Date), (ix) the Certificate
                                    Principal Balance of the Class B-2
                                    Certificates (after taking into account the payment of the Class B-2 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (x) the Certificate Principal
                                    Balance of the Class B-3 Certificates
                                    immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                                    (i) approximately 92.30% and (ii) the
                                    aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                                    Loans as of the last day of the related Due
                                    Period over $6,069,573.

Allocation of Losses:               If on any distribution date, after giving
                                    effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized
                                    Losses is referred to as an "Applied
                                    Realized Loss Amount." In the event Applied
                                    Realized Loss Amounts are allocated to any class of certificates, its Class Certificate
                                    Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate
                                    Balance of any class of certificates,
                                    amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss
                                    Amount for the applicable class of
                                    Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance
                                    Amount for the related distribution date.

Trust Tax Status:                   Portions of the trust will be treated as
                                    multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.
                                    The Offered Certificates will represent
                                    regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:                  The Offered Certificates are expected to be
                                    ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the swap agreement, which will be described under "ERISA
                                    Considerations" in the free writing
                                    prospectus supplement and the prospectus supplement for the Morgan Stanley Capital I
                                    Inc. Trust 2006-HE1 transaction.

SMMEA Eligibility:                  It is anticipated that none of the Offered
                                    Certificates will be SMMEA eligible.

Registration Statement and          This term sheet does not contain all
Prospectus:                         information that is required to be included
                                    in a registration statement, or in a base prospectus and prospectus supplement.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 13
--------------------------------------------------------------------------------

                                    The Depositor has filed a registration
                                    statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                                    The registration statement referred to above
                                    (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                                    http://www.sec.gov/Archives/edgar/data/
                                    762153/000091412105001270/0000914121-05-
                                    001270.txt

Risk Factors:                       PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                    INCLUDED IN THE REGISTRATION STATEMENT AND
                                    IN THE FREE WRITING PROSPECTUS SUPPLEMENT
                                    AND THE PROSPECTUS SUPPLEMENT FOR MORGAN
                                    STANLEY CAPITAL I INC. TRUST 2006-HE1
                                    TRANSACTION REFERRED FOR A DESCRIPTION OF
                                    INFORMATION THAT SHOULD BE CONSIDERED IN
                                    CONNECTION WITH AN INVESTMENT IN THE OFFERED
                                    CERTIFICATES.

Static Pool Information:            Information concerning the sponsor's prior
                                    residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/ abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 14
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

-------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    1.63          1.36         1.09          0.80          0.63          0.51          0.43
        First Payment Date         3/25/2006    3/25/2006     3/25/2006     3/25/2006     3/25/2006     3/25/2006     3/25/2006
        Expected Final Maturity    8/25/2009    1/25/2009     6/25/2008    10/25/2007     6/25/2007     3/25/2007     1/25/2007
        Window                      1 - 42        1 - 35       1 - 28        1 - 20        1 - 16        1 - 13        1 - 11
-------------------------------------------------------------------------------------------------------------------------------
  A-2   WAL (yrs)                    4.18          3.47         2.74          2.00          1.56          1.26          1.05
        First Payment Date         8/25/2009    1/25/2009     6/25/2008    10/25/2007     6/25/2007     3/25/2007     1/25/2007
        Expected Final Maturity    3/25/2011    4/25/2010     6/25/2009     6/25/2008    12/25/2007     8/25/2007     5/25/2007
        Window                      42 - 61      35 - 50       28 - 40       20 - 28       16 - 22       13 - 18       11 - 15
-------------------------------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)                    7.74          6.43         5.09          3.50          2.30          1.85          1.53
        First Payment Date         3/25/2011    4/25/2010     6/25/2009     6/25/2008    12/25/2007     8/25/2007     5/25/2007
        Expected Final Maturity    7/25/2017    8/25/2015     9/25/2013     8/25/2011     1/25/2009     6/25/2008     1/25/2008
        Window                     61 - 137      50 - 114      40 - 91       28 - 66       22 - 35       18 - 28       15 - 23
-------------------------------------------------------------------------------------------------------------------------------
  A-4   WAL (yrs)                    13.99        11.80         9.41          6.89          5.01          2.70          2.18
        First Payment Date         7/25/2017    8/25/2015     9/25/2013     8/25/2011     1/25/2009     6/25/2008     1/25/2008
        Expected Final Maturity   11/25/2020    8/25/2018     2/25/2016     6/25/2013    10/25/2011     8/25/2010     8/25/2008
        Window                     137 - 177    114 - 150     91 - 120       66 - 88       35 - 68       28 - 54       23 - 30
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    9.79          8.19         6.51          5.03          4.78          4.49          3.57
        First Payment Date        10/25/2010    1/25/2010     3/25/2009     9/25/2009     5/25/2010     8/25/2010     8/25/2008
        Expected Final Maturity   11/25/2020    8/25/2018     2/25/2016     6/25/2013    10/25/2011     8/25/2010    10/25/2009
        Window                     56 - 177      47 - 150     37 - 120       43 - 88       51 - 68       54 - 54       30 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    9.79          8.19         6.51          4.97          4.48          4.49          3.65
        First Payment Date        10/25/2010    1/25/2010     3/25/2009     7/25/2009    12/25/2009     8/25/2010    10/25/2009
        Expected Final Maturity   11/25/2020    8/25/2018     2/25/2016     6/25/2013    10/25/2011     8/25/2010    10/25/2009
        Window                     56 - 177      47 - 150     37 - 120       41 - 88       46 - 68       54 - 54       44 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    9.79          8.19         6.51          4.94          4.32          4.36          3.62
        First Payment Date        10/25/2010    1/25/2010     3/25/2009     6/25/2009    10/25/2009     4/25/2010     8/25/2009
        Expected Final Maturity   11/25/2020    8/25/2018     2/25/2016     6/25/2013    10/25/2011     8/25/2010    10/25/2009
        Window                     56 - 177      47 - 150     37 - 120       40 - 88       44 - 68       50 - 54       42 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    9.79          8.19         6.51          4.92          4.25          4.13          3.45
        First Payment Date        10/25/2010    1/25/2010     3/25/2009     6/25/2009     9/25/2009     1/25/2010     6/25/2009
        Expected Final Maturity   11/25/2020    8/25/2018     2/25/2016     6/25/2013    10/25/2011     8/25/2010    10/25/2009
        Window                     56 - 177      47 - 150     37 - 120       40 - 88       43 - 68       47 - 54       40 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    9.79          8.19         6.51          4.90          4.19          3.97          3.31
        First Payment Date        10/25/2010    1/25/2010     3/25/2009     5/25/2009     7/25/2009    11/25/2009     4/25/2009
        Expected Final Maturity   11/25/2020    8/25/2018     2/25/2016     6/25/2013    10/25/2011     8/25/2010    10/25/2009
        Window                     56 - 177      47 - 150     37 - 120       39 - 88       41 - 68       45 - 54       38 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    9.79          8.19         6.51          4.90          4.14          3.85          3.19
        First Payment Date        10/25/2010    1/25/2010     3/25/2009     4/25/2009     6/25/2009     9/25/2009     2/25/2009
        Expected Final Maturity   11/25/2020    8/25/2018     2/25/2016     6/25/2013    10/25/2011     8/25/2010    10/25/2009
        Window                     56 - 177      47 - 150     37 - 120       38 - 88       40 - 68       43 - 54       36 - 44
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    9.79          8.19         6.51          4.88          4.10          3.76          3.12
        First Payment Date        10/25/2010    1/25/2010     3/25/2009     4/25/2009     6/25/2009     7/25/2009     1/25/2009
        Expected Final Maturity   11/25/2020    8/25/2018     2/25/2016     6/25/2013    10/25/2011     8/25/2010    10/25/2009
        Window                     56 - 177      47 - 150     37 - 120       38 - 88       40 - 68       41 - 54       35 - 44
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    9.79          8.19         6.51          4.88          4.06          3.68          3.05
        First Payment Date        10/25/2010    1/25/2010     3/25/2009     4/25/2009     5/25/2009     6/25/2009    12/25/2008
        Expected Final Maturity   11/25/2020    8/25/2018     2/25/2016     6/25/2013    10/25/2011     8/25/2010    10/25/2009
        Window                     56 - 177      47 - 150     37 - 120       38 - 88       39 - 68       40 - 54       34 - 44
-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    9.79          8.19         6.51          4.87          4.04          3.63          3.00
        First Payment Date        10/25/2010    1/25/2010     3/25/2009     3/25/2009     4/25/2009     5/25/2009    11/25/2008
        Expected Final Maturity   11/25/2020    8/25/2018     2/25/2016     6/25/2013    10/25/2011     8/25/2010    10/25/2009
        Window                     56 - 177      47 - 150     37 - 120       37 - 88       38 - 68       39 - 54       33 - 44
-------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 15
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY

--------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60            75            100           125           150           175
--------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    1.63          1.36          1.09          0.80          0.63          0.51          0.43
        First Payment Date         3/25/2006     3/25/2006     3/25/2006     3/25/2006     3/25/2006     3/25/2006     3/25/2006
        Expected Final Maturity    8/25/2009     1/25/2009     6/25/2008    10/25/2007     6/25/2007     3/25/2007     1/25/2007
        Window                      1 - 42        1 - 35        1 - 28        1 - 20        1 - 16        1 - 13        1 - 11
--------------------------------------------------------------------------------------------------------------------------------
  A-2   WAL (yrs)                    4.18          3.47          2.74          2.00          1.56          1.26          1.05
        First Payment Date         8/25/2009     1/25/2009     6/25/2008    10/25/2007     6/25/2007     3/25/2007     1/25/2007
        Expected Final Maturity    3/25/2011     4/25/2010     6/25/2009     6/25/2008    12/25/2007     8/25/2007     5/25/2007
        Window                      42 - 61       35 - 50       28 - 40       20 - 28       16 - 22       13 - 18       11 - 15
--------------------------------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)                    7.74          6.43          5.09          3.50          2.30          1.85          1.53
        First Payment Date         3/25/2011     4/25/2010     6/25/2009     6/25/2008    12/25/2007     8/25/2007     5/25/2007
        Expected Final Maturity    7/25/2017     8/25/2015     9/25/2013     8/25/2011     1/25/2009     6/25/2008     1/25/2008
        Window                     61 - 137      50 - 114       40 - 91       28 - 66       22 - 35       18 - 28       15 - 23
--------------------------------------------------------------------------------------------------------------------------------
  A-4   WAL (yrs)                    16.54         14.15         11.45         8.48          6.27          2.88          2.18
        First Payment Date         7/25/2017     8/25/2015     9/25/2013     8/25/2011     1/25/2009     6/25/2008     1/25/2008
        Expected Final Maturity    5/25/2034     8/25/2031     5/25/2027     1/25/2022     1/25/2019     7/25/2016     8/25/2008
        Window                     137 - 339     114 - 306     91 - 255      66 - 191      35 - 155      28 - 125       23 - 30
--------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.64         8.98          7.18          5.57          5.20          6.97          5.89
        First Payment Date        10/25/2010     1/25/2010     3/25/2009     9/25/2009     5/25/2010     8/25/2011     8/25/2008
        Expected Final Maturity    6/25/2031     3/25/2028     2/25/2024     1/25/2020    12/25/2016     7/25/2015     9/25/2014
        Window                     56 - 304      47 - 265      37 - 216      43 - 167      51 - 130      66 - 113      30 - 103
--------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.62         8.95          7.16          5.49          4.88          5.21          4.42
        First Payment Date        10/25/2010     1/25/2010     3/25/2009     7/25/2009    12/25/2009     8/25/2010    12/25/2009
        Expected Final Maturity    9/25/2030     6/25/2027     6/25/2023     7/25/2019     7/25/2016     6/25/2014    12/25/2012
        Window                     56 - 295      47 - 256      37 - 208      41 - 161      46 - 125      54 - 100       46 - 82
--------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.59         8.93          7.14          5.44          4.72          4.68          3.93
        First Payment Date        10/25/2010     1/25/2010     3/25/2009     6/25/2009    10/25/2009     4/25/2010     8/25/2009
        Expected Final Maturity   10/25/2029     7/25/2026     8/25/2022    11/25/2018     1/25/2016     1/25/2014     8/25/2012
        Window                     56 - 284      47 - 245      37 - 198      40 - 153      44 - 119       50 - 95       42 - 78
--------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.56         8.90          7.12          5.40          4.62          4.44          3.71
        First Payment Date        10/25/2010     1/25/2010     3/25/2009     6/25/2009     9/25/2009     1/25/2010     6/25/2009
        Expected Final Maturity    2/25/2029    11/25/2025     1/25/2022     6/25/2018     9/25/2015    10/25/2013     5/25/2012
        Window                     56 - 276      47 - 237      37 - 191      40 - 148      43 - 115       47 - 92       40 - 75
--------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.53         8.86          7.09          5.36          4.55          4.26          3.55
        First Payment Date        10/25/2010     1/25/2010     3/25/2009     5/25/2009     7/25/2009    11/25/2009     4/25/2009
        Expected Final Maturity    5/25/2028     3/25/2025     6/25/2021    12/25/2017     4/25/2015     6/25/2013     3/25/2012
        Window                     56 - 267      47 - 229      37 - 184      39 - 142      41 - 110       45 - 88       38 - 73
--------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.48         8.82          7.07          5.33          4.47          4.12          3.43
        First Payment Date        10/25/2010     1/25/2010     3/25/2009     4/25/2009     6/25/2009     9/25/2009     2/25/2009
        Expected Final Maturity    7/25/2027     5/25/2024    11/25/2020     6/25/2017    11/25/2014     2/25/2013    11/25/2011
        Window                     56 - 257      47 - 219      37 - 177      38 - 136      40 - 105       43 - 84       36 - 69
--------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.41         8.76          7.04          5.27          4.40          4.01          3.33
        First Payment Date        10/25/2010     1/25/2010     3/25/2009     4/25/2009     6/25/2009     7/25/2009     1/25/2009
        Expected Final Maturity    8/25/2026     7/25/2023    10/25/2020    11/25/2016     6/25/2014    10/25/2012     8/25/2011
        Window                     56 - 246      47 - 209      37 - 176      38 - 129      40 - 100       41 - 80       35 - 66
--------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.31         8.67          6.96          5.21          4.32          3.89          3.23
        First Payment Date        10/25/2010     1/25/2010     3/25/2009     4/25/2009     5/25/2009     6/25/2009    12/25/2008
        Expected Final Maturity    7/25/2025     7/25/2022    11/25/2019     4/25/2016    12/25/2013     5/25/2012     4/25/2011
        Window                     56 - 233      47 - 197      37 - 165      38 - 122       39 - 94       40 - 75       34 - 62
--------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.17         8.57          6.86          5.13          4.24          3.79          3.14
        First Payment Date        10/25/2010     1/25/2010     3/25/2009     3/25/2009     4/25/2009     5/25/2009    11/25/2008
        Expected Final Maturity    2/25/2024     4/25/2021    11/25/2018     6/25/2015     5/25/2013    12/25/2011    11/25/2010
        Window                     56 - 216      47 - 182      37 - 153      37 - 112       38 - 87       39 - 70       33 - 57
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 16
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           1.06            0.83            0.68
         First Payment Date                3/25/2006       3/25/2006       3/25/2006
         Expected Final Maturity           6/25/2008      12/25/2007       8/25/2007
         Window                             1 - 28          1 - 22          1 - 18
------------------------------------------------------------------------------------
  A-2    WAL (yrs)                           2.73            2.13            1.73
         First Payment Date                6/25/2008      12/25/2007       8/25/2007
         Expected Final Maturity           6/25/2009       8/25/2008       2/25/2008
         Window                             28 - 40         22 - 30         18 - 24
------------------------------------------------------------------------------------
  A-3    WAL (yrs)                           5.11            3.87            2.78
         First Payment Date                6/25/2009       8/25/2008       2/25/2008
         Expected Final Maturity           9/25/2013       2/25/2012      12/25/2010
         Window                             40 - 91         30 - 72         24 - 58
------------------------------------------------------------------------------------
  A-4    WAL (yrs)                           9.48            7.43            6.02
         First Payment Date                9/25/2013       2/25/2012      12/25/2010
         Expected Final Maturity           3/25/2016       1/25/2014       7/25/2012
         Window                            91 - 121         72 - 95         58 - 77
------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           6.54            5.29            4.79
         First Payment Date                3/25/2009       7/25/2009       1/25/2010
         Expected Final Maturity           3/25/2016       1/25/2014       7/25/2012
         Window                            37 - 121         41 - 95         47 - 77
------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           6.54            5.25            4.63
         First Payment Date                3/25/2009       6/25/2009      10/25/2009
         Expected Final Maturity           3/25/2016       1/25/2014       7/25/2012
         Window                            37 - 121         40 - 95         44 - 77
------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           6.54            5.24            4.55
         First Payment Date                3/25/2009       5/25/2009       8/25/2009
         Expected Final Maturity           3/25/2016       1/25/2014       7/25/2012
         Window                            37 - 121         39 - 95         42 - 77
------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           6.54            5.22            4.51
         First Payment Date                3/25/2009       5/25/2009       7/25/2009
         Expected Final Maturity           3/25/2016       1/25/2014       7/25/2012
         Window                            37 - 121         39 - 95         41 - 77
------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           6.54            5.22            4.47
         First Payment Date                3/25/2009       4/25/2009       6/25/2009
         Expected Final Maturity           3/25/2016       1/25/2014       7/25/2012
         Window                            37 - 121         38 - 95         40 - 77
------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           6.54            5.20            4.45
         First Payment Date                3/25/2009       4/25/2009       6/25/2009
         Expected Final Maturity           3/25/2016       1/25/2014       7/25/2012
         Window                            37 - 121         38 - 95         40 - 77
------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           6.54            5.20            4.42
         First Payment Date                3/25/2009       4/25/2009       5/25/2009
         Expected Final Maturity           3/25/2016       1/25/2014       7/25/2012
         Window                            37 - 121         38 - 95         39 - 77
------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           6.54            5.20            4.40
         First Payment Date                3/25/2009       3/25/2009       4/25/2009
         Expected Final Maturity           3/25/2016       1/25/2014       7/25/2012
         Window                            37 - 121         37 - 95         38 - 77
------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.54            5.19            4.38
         First Payment Date                3/25/2009       3/25/2009       4/25/2009
         Expected Final Maturity           3/25/2016       1/25/2014       7/25/2012
         Window                            37 - 121         37 - 95         38 - 77
------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 17
--------------------------------------------------------------------------------


CPR Sensitivity
To MATURITY

------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           1.06            0.83            0.68
         First Payment Date                3/25/2006       3/25/2006       3/25/2006
         Expected Final Maturity           6/25/2008      12/25/2007       8/25/2007
         Window                             1 - 28          1 - 22          1 - 18
------------------------------------------------------------------------------------
  A-2    WAL (yrs)                           2.73            2.13            1.73
         First Payment Date                6/25/2008      12/25/2007       8/25/2007
         Expected Final Maturity           6/25/2009       8/25/2008       2/25/2008
         Window                             28 - 40         22 - 30         18 - 24
------------------------------------------------------------------------------------
  A-3    WAL (yrs)                           5.11            3.87            2.78
         First Payment Date                6/25/2009       8/25/2008       2/25/2008
         Expected Final Maturity           9/25/2013       2/25/2012      12/25/2010
         Window                             40 - 91         30 - 72         24 - 58
------------------------------------------------------------------------------------
  A-4    WAL (yrs)                           11.58           9.14            7.44
         First Payment Date                9/25/2013       2/25/2012      12/25/2010
         Expected Final Maturity          11/25/2027       7/25/2023       8/25/2020
         Window                            91 - 261        72 - 209        58 - 174
------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           7.24            5.86            5.26
         First Payment Date                3/25/2009       7/25/2009       1/25/2010
         Expected Final Maturity           8/25/2024      11/25/2020       4/25/2018
         Window                            37 - 222        41 - 177        47 - 146
------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           7.22            5.81            5.09
         First Payment Date                3/25/2009       6/25/2009      10/25/2009
         Expected Final Maturity          11/25/2023       6/25/2020      11/25/2017
         Window                            37 - 213        40 - 172        44 - 141
------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           7.19            5.77            4.99
         First Payment Date                3/25/2009       5/25/2009       8/25/2009
         Expected Final Maturity           1/25/2023      10/25/2019       4/25/2017
         Window                            37 - 203        39 - 164        42 - 134
------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           7.17            5.74            4.93
         First Payment Date                3/25/2009       5/25/2009       7/25/2009
         Expected Final Maturity           6/25/2022       5/25/2019      11/25/2016
         Window                            37 - 196        39 - 159        41 - 129
------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           7.14            5.71            4.88
         First Payment Date                3/25/2009       4/25/2009       6/25/2009
         Expected Final Maturity          11/25/2021      11/25/2018       7/25/2016
         Window                            37 - 189        38 - 153        40 - 125
------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           7.11            5.66            4.83
         First Payment Date                3/25/2009       4/25/2009       6/25/2009
         Expected Final Maturity           3/25/2021       4/25/2018       1/25/2016
         Window                            37 - 181        38 - 146        40 - 119
------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           7.07            5.62            4.76
         First Payment Date                3/25/2009       4/25/2009       5/25/2009
         Expected Final Maturity          11/25/2020       9/25/2017       7/25/2015
         Window                            37 - 177        38 - 139        39 - 113
------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           7.00            5.55            4.70
         First Payment Date                3/25/2009       3/25/2009       4/25/2009
         Expected Final Maturity          12/25/2019       1/25/2017       1/25/2015
         Window                            37 - 166        37 - 131        38 - 107
------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.89            5.46            4.61
         First Payment Date                3/25/2009       3/25/2009       4/25/2009
         Expected Final Maturity          12/25/2018       3/25/2016       5/25/2014
         Window                            37 - 154        37 - 121         38 - 99
------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 18
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

       Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
       ------   -----------   -----------   -----------   -----------
                Actual/360    Actual/360    Actual/360    Actual/360
          0         -             -              -            -
          1       20.08         20.14          20.19        20.30
          2       20.08         20.14          20.19        20.30
          3       20.08         20.14          20.19        20.30
          4       20.08         20.14          20.19        20.30
          5       20.08         20.14          20.19        20.30
          6       20.08         20.14          20.19        20.30
          7       20.08         20.14          20.19        20.30
          8       20.08         20.14          20.19        20.30
          9       20.08         20.14          20.19        20.25
         10       20.08         20.14          20.16        20.16
         11       19.87         19.87          19.87        19.87
         12       19.70         19.70          19.70        19.70
         13       19.88         19.88          19.88        19.88
         14       19.36         19.36          19.36        19.36
         15       19.31         19.31          19.31        19.31
         16       19.03         19.03          19.03        19.03
         17       19.00         19.00          19.00        19.00
         18       18.72         18.72          18.72        18.72
         19       18.57         18.57          18.57        18.57
         20       18.52         18.52          18.52        18.52
         21         -           17.29          17.29        17.29
         22         -           12.50          12.50        12.50
         23         -           12.22          12.22        12.22
         24         -           12.24          12.24        12.24
         25         -           12.91          12.91        12.91
         26         -           12.30          12.30        12.30
         27         -           12.66          12.66        12.66
         28         -           13.19          13.19        13.19
         29         -             -            13.57        13.57
         30         -             -            13.28        13.28
         31         -             -            13.33        13.33
         32         -             -            13.74        13.74
         33         -             -            13.43        13.43
         34         -             -            14.59        14.59
         35         -             -            14.29        14.29
         36         -             -            14.39        14.39
         37         -             -            83.49        83.49
         38         -             -            18.89        18.89
         39         -             -            19.26        19.26
         40         -             -            19.35        19.35
         41         -             -            19.73        19.73
         42         -             -            18.98        18.98
         43         -             -            18.80        18.80
         44         -             -            19.17        19.17

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 19

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

       Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
       ------   -----------   -----------   -----------   -----------
                Actual/360    Actual/360    Actual/360    Actual/360
         45         -             -            18.47        18.47
         46         -             -            19.20        19.20
         47         -             -            18.64        18.64
         48         -             -            18.62        18.62
         49         -             -            20.36        20.36
         50         -             -            18.58        18.58
         51         -             -            19.12        19.12
         52         -             -            18.58        18.58
         53         -             -            19.11        19.11
         54         -             -            18.54        18.54
         55         -             -            16.97        16.97
         56         -             -            17.53        17.53
         57         -             -            16.98        16.98
         58         -             -            17.60        17.60
         59         -             -            17.03        17.03
         60         -             -            17.03        17.03
         61         -             -            18.84        18.84
         62         -             -            17.02        17.02
         63         -             -            17.58        17.58
         64         -             -            17.02        17.02
         65         -             -            17.59        17.59
         66         -             -            17.01        17.01
         67         -             -              -          17.01
         68         -             -              -          17.57
         69         -             -              -          17.00
         70         -             -              -          17.58
         71         -             -              -          17.01
         72         -             -              -          17.00
         73         -             -              -          18.17
         74         -             -              -          16.99
         75         -             -              -          17.55
         76         -             -              -          16.99
         77         -             -              -          17.55
         78         -             -              -          16.98
         79         -             -              -          16.98
         80         -             -              -          17.54
         81         -             -              -          16.97
         82         -             -              -          17.54
         83         -             -              -          16.97
         84         -             -              -          16.96
         85         -             -              -          18.77
         86         -             -              -          16.95
         87         -             -              -          17.51
         88         -             -              -          16.94
         89         -             -              -          17.50

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 20

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

       Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
       ------   -----------   -----------   -----------   -----------
                Actual/360    Actual/360    Actual/360    Actual/360
         90         -             -              -          16.93
         91         -             -              -          16.93
         92         -             -              -          17.49
         93         -             -              -          16.92
         94         -             -              -          17.48
         95         -             -              -          16.91
         96         -             -              -          16.91
         97         -             -              -          18.71
         98         -             -              -          16.90
         99         -             -              -          17.46
         100        -             -              -          16.89
         101        -             -              -          17.45
         102        -             -              -          16.88
         103        -             -              -          16.88
         104        -             -              -          15.66
         105        -             -              -          12.83
         106        -             -              -          13.29
         107        -             -              -          12.90
         108        -             -              -          12.94
         109        -             -              -          14.37
         110        -             -              -          13.02
         111        -             -              -          13.50
         112        -             -              -          13.10
         113        -             -              -          13.59
         114        -             -              -          13.19
         115        -             -              -          13.24
         116        -             -              -          13.73
         117        -             -              -          13.34
         118        -             -              -          14.02
         119        -             -              -          13.62
         120        -             -              -          13.67
         121        -             -              -          14.68
         122        -             -              -          13.79
         123        -             -              -          14.31
         124        -             -              -          13.95
         125        -             -              -          14.48
         126        -             -              -          14.08
         127        -             -              -          14.15
         128        -             -              -          14.69
         129        -             -              -          14.29
         130        -             -              -          14.86
         131        -             -              -          14.46
         132        -             -              -          14.54
         133        -             -              -          16.18
         134        -             -              -          14.70

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 21

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

       Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
       ------   -----------   -----------   -----------   -----------
                Actual/360    Actual/360    Actual/360    Actual/360
         135        -             -              -          15.28
         136        -             -              -          14.87
         137        -             -              -          15.46
         138        -             -              -          15.05
         139        -             -              -          15.15
         140        -             -              -          15.76
         141        -             -              -          15.35
         142        -             -              -          15.97
         143        -             -              -          15.56
         144        -             -              -          15.67
         145        -             -              -          17.47
         146        -             -              -          15.90
         147        -             -              -          16.55
         148        -             -              -          16.14
         149        -             -              -          16.80
         150        -             -              -          16.39
         151        -             -              -          16.52
         152        -             -              -          17.21
         153        -             -              -          16.80
         154        -             -              -          17.51
         155        -             -              -          17.09
         156        -             -              -          17.24
         157        -             -              -          19.26
         158        -             -              -          17.56
         159        -             -              -          18.32
         160        -             -              -          17.89
         161        -             -              -          18.67
         162        -             -              -          18.25
         163        -             -              -          18.43
         164        -             -              -          19.24
         165        -             -              -          18.82
         166        -             -              -          19.65
         167        -             -              -          19.22
         168        -             -              -          19.44
         169        -             -              -          21.12
         170        -             -              -          20.17
         171        -             -              -          21.30
         172        -             -              -          21.09
         173        -             -              -          22.32
         174        -             -              -          22.15
         175        -             -              -          22.75
         176        -             -              -          24.19
         177        -             -              -          24.25
         178        -             -              -          36.94
         179        -             -              -          37.95

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 22

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

       Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
       ------   -----------   -----------   -----------   -----------
                Actual/360    Actual/360    Actual/360    Actual/360

         180        -             -              -          40.52
         181        -             -              -          48.22
         182        -             -              -          47.19
         183        -             -              -          53.34
         184        -             -              -          57.16
         185        -             -              -          66.38
         186        -             -              -          73.64
         187        -             -              -          86.69
         188        -             -              -         109.58
         189        -             -              -         137.68
         190        -             -              -         205.32
         191        -             -              -         365.41
         192        -             -              -            *
         193        -             -              -            -

* In Period 192 the Class A-4 has a beginning balance of approximately $26,349 and is paid approximately $202,447 in interest.



(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 23


                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

 Period    M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
--------   -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
           Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
    0          -            -            -            -            -            -            -            -            -
    1        20.38        20.40        20.43        20.55        20.58        20.68        21.25        21.45        22.15
    2        20.38        20.40        20.43        20.55        20.58        20.68        21.25        21.45        22.15
    3        20.38        20.40        20.43        20.55        20.58        20.68        21.25        21.45        22.15
    4        20.38        20.40        20.43        20.55        20.58        20.68        21.25        21.45        22.15
    5        20.38        20.40        20.43        20.55        20.58        20.68        21.25        21.45        22.15
    6        20.38        20.40        20.43        20.55        20.58        20.68        21.25        21.45        22.15
    7        20.38        20.40        20.43        20.55        20.58        20.68        21.25        21.45        22.15
    8        20.38        20.40        20.43        20.55        20.58        20.68        21.25        21.45        22.15
    9        19.98        19.99        20.00        20.03        20.04        20.07        20.25        20.31        20.52
   10        19.76        19.76        19.76        19.77        19.77        19.78        19.84        19.85        19.92
   11        19.42        19.42        19.42        19.42        19.42        19.42        19.42        19.42        19.42
   12        19.22        19.22        19.22        19.22        19.22        19.22        19.22        19.22        19.22
   13        19.34        19.34        19.34        19.34        19.34        19.34        19.34        19.34        19.34
   14        18.85        18.85        18.85        18.85        18.85        18.85        18.85        18.85        18.85
   15        18.76        18.76        18.76        18.76        18.76        18.76        18.76        18.76        18.76
   16        18.48        18.48        18.48        18.48        18.48        18.48        18.48        18.48        18.48
   17        18.40        18.40        18.40        18.40        18.40        18.40        18.40        18.40        18.40
   18        18.12        18.12        18.12        18.12        18.12        18.12        18.12        18.12        18.12
   19        17.95        17.95        17.95        17.95        17.95        17.95        17.95        17.95        17.95
   20        17.85        17.85        17.85        17.85        17.85        17.85        17.85        17.85        17.85
   21        16.61        16.61        16.61        16.61        16.61        16.61        16.61        16.61        16.61
   22        11.54        11.54        11.54        11.54        11.54        11.54        11.54        11.54        11.54
   23        11.25        11.25        11.25        11.25        11.25        11.25        11.25        11.25        11.25
   24        11.23        11.23        11.23        11.23        11.23        11.23        11.23        11.23        11.23
   25        11.78        11.78        11.78        11.78        11.78        11.78        11.78        11.78        11.78
   26        11.19        11.19        11.19        11.19        11.19        11.19        11.19        11.19        11.19
   27        11.46        11.46        11.46        11.46        11.46        11.46        11.46        11.46        11.46
   28        11.88        11.88        11.88        11.88        11.88        11.88        11.88        11.88        11.88
   29        12.15        12.15        12.15        12.15        12.15        12.15        12.15        12.15        12.15
   30        11.84        11.84        11.84        11.84        11.84        11.84        11.84        11.84        11.84
   31        11.82        11.82        11.82        11.82        11.82        11.82        11.82        11.82        11.82
   32        12.10        12.10        12.10        12.10        12.10        12.10        12.10        12.10        12.10
   33        11.75        11.75        11.75        11.75        11.75        11.75        11.75        11.75        11.75
   34        12.61        12.61        12.61        12.61        12.61        12.61        12.61        12.61        12.61
   35        12.27        12.27        12.27        12.27        12.27        12.27        12.27        12.27        12.27
   36        12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26        12.26
   37        13.30        13.30        13.30        13.30        13.30        13.30        13.30        13.30        13.30
   38        12.19        12.19        12.19        12.19        12.19        12.19        12.19        12.19        12.19
   39        12.52        12.52        12.52        12.52        12.52        12.52        12.52        12.52        12.52
   40        12.89        12.89        12.89        12.89        12.89        12.89        12.89        12.89        12.89
   41        13.22        13.22        13.22        13.22        13.22        13.22        13.22        13.22        13.22
   42        12.85        12.85        12.85        12.85        12.85        12.85        12.85        12.85        12.85
   43        12.83        12.83        12.83        12.83        12.83        12.83        12.83        12.83        12.83
   44        13.17        13.17        13.17        13.17        13.17        13.17        13.17        13.17        13.17
   45        12.81        12.81        12.81        12.81        12.81        12.81        12.81        12.81        12.81


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 24


                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

 Period    M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
--------   -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
           Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
   46        13.45        13.45        13.45        13.45        13.45        13.45        13.45        13.45        13.45
   47        13.07        13.07        13.07        13.07        13.07        13.07        13.07        13.07        13.07
   48        13.05        13.05        13.05        13.05        13.05        13.05        13.05        13.05        13.05
   49        14.20        14.20        14.20        14.20        14.20        14.20        14.20        14.20        14.20
   50        13.02        13.02        13.02        13.02        13.02        13.02        13.02        13.02        13.02
   51        13.37        13.37        13.37        13.37        13.37        13.37        13.37        13.37        13.37
   52        13.01        13.01        13.01        13.01        13.01        13.01        13.01        13.01        13.01
   53        13.35        13.35        13.35        13.35        13.35        13.35        13.35        13.35        13.35
   54        12.97        12.97        12.97        12.97        12.97        12.97        12.97        12.97        12.97
   55        11.40        11.40        11.40        11.40        11.40        11.40        11.40        11.40        11.40
   56        11.78        11.78        11.78        11.78        11.78        11.78        11.78        11.78        11.78
   57        11.41        11.41        11.41        11.41        11.41        11.41        11.41        11.41        11.41
   58        11.84        11.84        11.84        11.84        11.84        11.84        11.84        11.84        11.84
   59        11.45        11.45        11.45        11.45        11.45        11.45        11.45        11.45        11.45
   60        11.45        11.45        11.45        11.45        11.45        11.45        11.45        11.45        11.45
   61        12.67        12.67        12.67        12.67        12.67        12.67        12.67        12.67        12.67
   62        11.44        11.44        11.44        11.44        11.44        11.44        11.44        11.44        11.44
   63        11.82        11.82        11.82        11.82        11.82        11.82        11.82        11.82        11.82
   64        11.45        11.45        11.45        11.45        11.45        11.45        11.45        11.45        11.45
   65        11.82        11.82        11.82        11.82        11.82        11.82        11.82        11.82        11.82
   66        11.44        11.44        11.44        11.44        11.44        11.44        11.44        11.44        11.44
   67        11.43        11.43        11.43        11.43        11.43        11.43        11.43        11.43        11.43
   68        11.81        11.81        11.81        11.81        11.81        11.81        11.81        11.81        11.81
   69        11.43        11.43        11.43        11.43        11.43        11.43        11.43        11.43        11.43
   70        11.81        11.81        11.81        11.81        11.81        11.81        11.81        11.81        11.81
   71        11.43        11.43        11.43        11.43        11.43        11.43        11.43        11.43        11.43
   72        11.43        11.43        11.43        11.43        11.43        11.43        11.43        11.43        11.43
   73        12.21        12.21        12.21        12.21        12.21        12.21        12.21        12.21        12.21
   74        11.42        11.42        11.42        11.42        11.42        11.42        11.42        11.42        11.42
   75        11.79        11.79        11.79        11.79        11.79        11.79        11.79        11.79        11.79
   76        11.42        11.42        11.42        11.42        11.42        11.42        11.42        11.42        11.42
   77        11.79        11.79        11.79        11.79        11.79        11.79        11.79        11.79        11.79
   78        11.41        11.41        11.41        11.41        11.41        11.41        11.41        11.41        11.41
   79        11.41        11.41        11.41        11.41        11.41        11.41        11.41        11.41        11.41
   80        11.78        11.78        11.78        11.78        11.78        11.78        11.78        11.78        11.78
   81        11.40        11.40        11.40        11.40        11.40        11.40        11.40        11.40        11.40
   82        11.78        11.78        11.78        11.78        11.78        11.78        11.78        11.78        11.78
   83        11.39        11.39        11.39        11.39        11.39        11.39        11.39        11.39        11.39
   84        11.39        11.39        11.39        11.39        11.39        11.39        11.39        11.39        11.39
   85        12.60        12.60        12.60        12.60        12.60        12.60        12.60        12.60        12.60
   86        11.38        11.38        11.38        11.38        11.38        11.38        11.38        11.38        11.38
   87        11.76        11.76        11.76        11.76        11.76        11.76        11.76        11.76        11.76
   88        11.37        11.37        11.37        11.37        11.37        11.37        11.37        11.37        11.37
   89        11.75        11.75        11.75        11.75        11.75        11.75        11.75        11.75        11.75
   90        11.36        11.36        11.36        11.36        11.36        11.36        11.36        11.36        11.36
   91        11.36        11.36        11.36        11.36        11.36        11.36        11.36        11.36        11.36
   92        11.73        11.73        11.73        11.73        11.73        11.73        11.73        11.73        11.73


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 25


                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

 Period    M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
--------   -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
           Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
   93        11.35        11.35        11.35        11.35        11.35        11.35        11.35        11.35        11.35
   94        11.73        11.73        11.73        11.73        11.73        11.73        11.73        11.73        11.73
   95        11.34        11.34        11.34        11.34        11.34        11.34        11.34        11.34        11.34
   96        11.34        11.34        11.34        11.34        11.34        11.34        11.34        11.34        11.34
   97        12.55        12.55        12.55        12.55        12.55        12.55        12.55        12.55        12.55
   98        11.33        11.33        11.33        11.33        11.33        11.33        11.33        11.33        11.33
   99        11.70        11.70        11.70        11.70        11.70        11.70        11.70        11.70        11.70
   100       11.32        11.32        11.32        11.32        11.32        11.32        11.32        11.32        11.32
   101       11.70        11.70        11.70        11.70        11.70        11.70        11.70        11.70        11.70
   102       11.31        11.31        11.31        11.31        11.31        11.31        11.31        11.31        11.31
   103       11.31        11.31        11.31        11.31        11.31        11.31        11.31        11.31        11.31
   104       11.68        11.68        11.68        11.68        11.68        11.68        11.68        11.68        11.68
   105       11.30        11.30        11.30        11.30        11.30        11.30        11.30        11.30        11.30
   106       11.67        11.67        11.67        11.67        11.67        11.67        11.67        11.67        11.67
   107       11.29        11.29        11.29        11.29        11.29        11.29        11.29        11.29        11.29
   108       11.29        11.29        11.29        11.29        11.29        11.29        11.29        11.29        11.29
   109       12.49        12.49        12.49        12.49        12.49        12.49        12.49        12.49        12.49
   110       11.28        11.28        11.28        11.28        11.28        11.28        11.28        11.28        11.28
   111       11.65        11.65        11.65        11.65        11.65        11.65        11.65        11.65        11.65
   112       11.27        11.27        11.27        11.27        11.27        11.27        11.27        11.27        11.27
   113       11.64        11.64        11.64        11.64        11.64        11.64        11.64        11.64        11.64
   114       11.26        11.26        11.26        11.26        11.26        11.26        11.26        11.26          -
   115       11.26        11.26        11.26        11.26        11.26        11.26        11.26        11.26          -
   116       11.63        11.63        11.63        11.63        11.63        11.63        11.63        11.63          -
   117       11.25        11.25        11.25        11.25        11.25        11.25        11.25        11.25          -
   118       11.77        11.77        11.77        11.77        11.77        11.77        11.77        11.77          -
   119       11.39        11.39        11.39        11.39        11.39        11.39        11.39        11.39          -
   120       11.38        11.38        11.38        11.38        11.38        11.38        11.38        11.38          -
   121       12.17        12.17        12.17        12.17        12.17        12.17        12.17        12.17          -
   122       11.38        11.38        11.38        11.38        11.38        11.38        11.38        11.38          -
   123       11.75        11.75        11.75        11.75        11.75        11.75        11.75          -            -
   124       11.40        11.40        11.40        11.40        11.40        11.40        11.40          -            -
   125       11.78        11.78        11.78        11.78        11.78        11.78        11.78          -            -
   126       11.39        11.39        11.39        11.39        11.39        11.39        11.39          -            -
   127       11.39        11.39        11.39        11.39        11.39        11.39        11.39          -            -
   128       11.77        11.77        11.77        11.77        11.77        11.77        11.77          -            -
   129       11.38        11.38        11.38        11.38        11.38        11.38        11.38          -            -
   130       11.77        11.77        11.77        11.77        11.77        11.77        11.77          -            -
   131       11.39        11.39        11.39        11.39        11.39        11.39          -            -            -
   132       11.39        11.39        11.39        11.39        11.39        11.39          -            -            -
   133       12.60        12.60        12.60        12.60        12.60        12.60          -            -            -
   134       11.38        11.38        11.38        11.38        11.38        11.38          -            -            -
   135       11.75        11.75        11.75        11.75        11.75        11.75          -            -            -
   136       11.37        11.37        11.37        11.37        11.37        11.37          -            -            -
   137       11.75        11.75        11.75        11.75        11.75          -            -            -            -
   138       11.36        11.36        11.36        11.36        11.36          -            -            -            -
   139       11.36        11.36        11.36        11.36        11.36          -            -            -            -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 26


                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

 Period    M-1 Cap (%)  M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%)  M-6 Cap (%)  B-1 Cap (%)  B-2 Cap (%)  B-3 Cap (%)
--------   -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
           Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360   Actual/360
   140       11.74        11.74        11.74        11.74        11.74          -            -            -            -
   141       11.35        11.35        11.35        11.35        11.35          -            -            -            -
   142       11.73        11.73        11.73        11.73        11.73          -            -            -            -
   143       11.35        11.35        11.35        11.35        11.35          -            -            -            -
   144       11.34        11.34        11.34        11.34          -            -            -            -            -
   145       12.56        12.56        12.56        12.56          -            -            -            -            -
   146       11.34        11.34        11.34        11.34          -            -            -            -            -
   147       11.71        11.71        11.71        11.71          -            -            -            -            -
   148       11.33        11.33        11.33        11.33          -            -            -            -            -
   149       11.70        11.70        11.70          -            -            -            -            -            -
   150       11.32        11.32        11.32          -            -            -            -            -            -
   151       11.32        11.32        11.32          -            -            -            -            -            -
   152       11.69        11.69        11.69          -            -            -            -            -            -
   153       11.31        11.31        11.31          -            -            -            -            -            -
   154       11.69        11.69          -            -            -            -            -            -            -
   155       11.31        11.31          -            -            -            -            -            -            -
   156       11.30        11.30          -            -            -            -            -            -            -
   157       12.51        12.51          -            -            -            -            -            -            -
   158       11.30        11.30          -            -            -            -            -            -            -
   159       11.67        11.67          -            -            -            -            -            -            -
   160       11.29        11.29          -            -            -            -            -            -            -
   161       11.66        11.66          -            -            -            -            -            -            -
   162       11.28          -            -            -            -            -            -            -            -
   163       11.28          -            -            -            -            -            -            -            -
   164       11.65          -            -            -            -            -            -            -            -
   165       11.27          -            -            -            -            -            -            -            -
   166       11.64          -            -            -            -            -            -            -            -
   167       11.26          -            -            -            -            -            -            -            -
   168       11.26          -            -            -            -            -            -            -            -
   169         -            -            -            -            -            -            -            -            -


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 27

Interest Rate Swap Schedule

Swap Rate: 4.95%

     Period          Start Accrual         End Accrual        Swap Notional
     -----------------------------------------------------------------------
       1               2/28/2006            3/25/2006       1,155,272,783.51
       2               3/25/2006            4/25/2006       1,089,380,367.71
       3               4/25/2006            5/25/2006       1,046,134,754.50
       4               5/25/2006            6/25/2006       1,003,528,254.76
       5               6/25/2006            7/25/2006         963,332,601.60
       6               7/25/2006            8/25/2006         924,532,014.26
       7               8/25/2006            9/25/2006         887,061,543.15
       8               9/25/2006           10/25/2006         850,861,060.56
       9              10/25/2006           11/25/2006         815,875,070.06
       10             11/25/2006           12/25/2006         782,052,509.46
       11             12/25/2006            1/25/2007         749,346,656.55
       12              1/25/2007            2/25/2007         717,715,810.06
       13              2/25/2007            3/25/2007         687,130,954.47
       14              3/25/2007            4/25/2007         657,594,290.98
       15              4/25/2007            5/25/2007         629,334,917.41
       16              5/25/2007            6/25/2007         602,297,307.17
       17              6/25/2007            7/25/2007         576,428,355.44
       18              7/25/2007            8/25/2007         551,677,281.81
       19              8/25/2007            9/25/2007         527,995,519.48
       20              9/25/2007           10/25/2007         503,484,238.66
       21             10/25/2007           11/25/2007         437,120,369.37
       22             11/25/2007           12/25/2007         102,823,188.25
       23             12/25/2007            1/25/2008          99,151,403.27
       24              1/25/2008            2/25/2008          95,610,565.02
       25              2/25/2008            3/25/2008          92,196,001.59
       26              3/25/2008            4/25/2008          88,903,207.92
       27              4/25/2008            5/25/2008          85,727,835.59
       28              5/25/2008            6/25/2008          82,665,599.70
       29              6/25/2008            7/25/2008          79,711,945.90
       30              7/25/2008            8/25/2008          76,863,656.99
       31              8/25/2008            9/25/2008          74,116,973.69
       32              9/25/2008           10/25/2008          71,410,676.91
       33             10/25/2008           11/25/2008          66,737,604.09
       34             11/25/2008           12/25/2008          57,864,280.18
       35             12/25/2008            1/25/2009          55,875,366.50
       36              1/25/2009            2/25/2009          53,953,835.96
       37              2/25/2009            3/25/2009          52,097,444.33
       38              3/25/2009            4/25/2009          50,304,020.47
       39              4/25/2009            5/25/2009          48,571,463.89
       40              5/25/2009            6/25/2009          46,897,738.69
       41              6/25/2009            7/25/2009          45,280,869.29
       42              7/25/2009            8/25/2009          43,718,970.98
       43              8/25/2009            9/25/2009          42,210,204.86
       44              9/25/2009           10/25/2009          40,752,792.29
       45             10/25/2009           11/25/2009          39,345,012.92
       46             11/25/2009           12/25/2009          37,985,201.99
       47             12/25/2009            1/25/2010          36,671,750.99
       48              1/25/2010            2/25/2010          35,403,104.28
       49              2/25/2010            3/25/2010          34,177,756.90
       50              3/25/2010            4/25/2010          32,994,253.47
       51              4/25/2010            5/25/2010          31,851,186.65
       52              5/25/2010            6/25/2010          30,747,195.51
       53              6/25/2010            7/25/2010          29,680,963.96
       54              7/25/2010            8/25/2010          28,651,219.72
       55              8/25/2010            9/25/2010                -


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------
                                     Page 28

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--------------------------------------------------------------------------------
(c) Morgan Stanley
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     Page 29